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                                                                 EXHIBIT 10G (1)



                               DEXTER CORPORATION

                       AMENDMENT TO THE DEXTER CORPORATION
             TRANSFERRED EXECUTIVES' SUPPLEMENTAL RETIREMENT PROGRAM


                                    Article I

1.1 This Amendment to The Dexter Corporation Transferred Executives' Supplemental Retirement Program as amended and restated retroactive to February 26, 1987 (the "Plan") of Dexter Corporation (the "Company") is made pursuant to
Article 6 of the Plan and shall be effective as of January 1, 2000.


                                   Article II

2.1      Section 7.04 of the Plan is amended to read as follows:

                  7.04 Program Unfunded. It is expressly intended that no funds shall be set aside by trust, insurance contract, or otherwise, to fulfill any responsibilities which Dexter may have under the Plan; provided, however, that nothing in this Section 7.04 shall prohibit Dexter from establishing and transferring assets to one or more trusts, the assets of which shall be subject to the claims of the creditors of Dexter in the event of its bankruptcy or insolvency, in order to secure the payment of benefits under the Plan.

2.2 In all other respects, the Plan as hereby amended is ratified and confirmed.

         IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth in Article 1.1, such execution having been duly authorized by the Company's Board of Directors.


                                                     DEXTER CORPORATION


                                                     /s/  Bruce H. Beatt
                                                     By: Bruce H. Beatt